SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 22, 2009, IBERIABANK Corporation (the “Company”) announced that effective June 1, 2009, Terry L. Akins will join the Company as Senior Executive Vice President and Chief Credit Officer of the Company and its subsidiary financial instructions. Ms. Akins replaces Anthony J. Restel in the position of Chief Credit Officer. Mr. Restel will continue as Senior Executive Vice President and Chief Financial Officer of the Company and its financial institution subsidiaries.

Subsequent to the announcement, the Company and Ms. Akins agreed that Ms. Akins should assume these positions immediately and that her effective date of employment would be April 22, 2009.

Prior to joining the Company, Ms. Akins, age 45, was an independent bank consultant to the Company and other financial institutions (2002 – present). Prior to that, she was Senior Vice President, Group Executive of Wachovia Bank.

Ms. Akins’ employment will be at-will. She will receive an award of 15,000 restricted shares of common stock under the Company’s Stock Option and Incentive Compensation Plans, which will vest over a seven-year period, and a Change in Control Severance Agreement, attached as Exhibit 10.1 hereto and incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1 Change in Control Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: April 24, 2009	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Change in Control Severance Agreement.